CONSULTING AGREEMENT

THIS AGREEMENT made and entered into this day of February 1, 2007 by and between O&M Partners, LLC, (“Consultant”) and Uranerz Energy Corporation.

PARTIES

O & M Partners, LLC.
708 Third Avenue, 5th Floor
New York, NY 10017

&

Uranerz Energy Corporation
800 West Pender Street, Suite 1410
Vancouver, British Columbia
Canada V6C 2V6

RECITALS

WHEREAS, Client has agreed to engage Consultant to provide investor relation services upon the terms and conditions contained herein.

NOW THEREFORE in consideration of the mutual covenants and agreements made herein, the parties do hereby agree:

I. TERM

The term of this agreement shall begin the date of this agreement (February 1, 2007), and extends for twelve months. This agreement begins with receipt of the first month’s retainer.

II. SCOPE OF SERVICES

Consultant hereby agrees to use his best efforts during the term of this agreement and all extensions thereof to initiate contacts and meetings with institutional investors, independent money managers and market makers on behalf of Uranerz Energy Corporation. Consultant will also follow-up, update and generate interest on behalf of the Client. Client shall provide Consultant with due diligence packages and be responsible for cost postage and other expenses.

Any additional services by and between the parties herein shall be outlined in an addendum (Exhibit “B”) and become a part of this agreement.

Consultant shall not engage in any activity that directly conflicts with the Client; however, Client hereby acknowledges and understands that Consultant shall represent and service other clients in the same manner as he does the Company and that the Client, is not an exclusive Client of Consultant. It is understood that Consultant services includes contact with shareholders/investors and other traditional services provided by IR firms.

Consultant shall treat as proprietary any and all information belonging to the Client disclosed to Consultant in the course of the performance of services provided by Consultant. Consultant further acknowledges that in the performance of his services to Client that specific sensitive information concerning the Company, its operations and/or affiliates, the disclosure of which to third parties would violate securities rules/regulations will be kept in strict confidence.

III. COMPENSATION

Monthly fee and payments thereof shall be due and payable in advance, however, special services billing and payments shall be as agreed upon on a case by case basis. Client agrees that initial payment for special services shall be as follows:

Monthly fee is a total of US $5,000 plus $172 stock research fee and $50 fixed rate for long distance telephone usage, payable by direct wire on the first day of each monthly term.

Additionally, Client agrees to grant Consultant 50,000 warrants pursuant to the terms of the warrant agreement attached hereto as Exhibit “A", exercisable for one year, at the closing market price as quoted on the American Stock Exchange (“AMEX”) on February 1, 2007. The warrants will only be exerciseable upon receipt of an additional listing approval from AMEX.

Any cost and expenses incurred by Consultant on behalf of Client not covered by the aforementioned shall be reimbursed by Client upon documentation of such expense by Consultant.

IV. REPRESENTATION & INDEMNIFICATION BY CONSULTANT

Consultant shall devote time and effort in performing services hereunder as is reasonably required and at reasonable times. Consultant agrees to indemnify Client against and to hold harmless from any claims, demands, suits, loss and damages arising out of any inaccurate statement or misrepresentation provided that such indemnification shall not pertain to any information provided by or attributable to Client.

Consultant and Client recognize that certain responsibilities and obligations are imposed by federal, provincial and state securities laws and by the applicable rules and regulations of the federal and state securities commissions. Accordingly, Consultant agrees that:

A.	Consultant shall not release any financial or other material information or data about Client and its business without the consent of and approval of Client.

B.	Consultant shall not conduct any meetings with financial analysts regarding Client without informing Client of the proposed meeting and its general format or agenda.

C.

Consultant shall not release any information or data about Client’s affairs to selected limited person(s), entity or group if Consultant is aware that such information or data has not been generally released or promulgated.

D.	Consultant will not offer to sell or any solicitation of an offer to buy, any securities of Client, except in compliance with all applicable federal and state securities laws;

E.	Consultant will not engage in any “Directed Selling Efforts” as that term is defined under Regulation S of the Securities Act with respect to any security of Client;

F.

Consultant will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act with respect to any security of Client;

G.

Consultant will comply with all applicable laws in connection with the services it provides to Client under this Agreement, including all applicable regulations, rules, rulings and orders made thereunder and the securities legislation, policies, and rules of each other relevant jurisdiction in which any services are provided;

H.

Consultant represents and warrants that this Agreement between Client and Consultant does not and will not conflict with, and does not and will not result in a breach of, or constitute a default under (i) any statute, rule or regulation applicable to Consultant; (ii) the constating documents, bylaws or resolutions of Consultant which are in effect at the date hereof; (iii) any agreement, debt instrument, mortgage, note, indenture, instrument, lease or other document to which Consultant is a party or by which it is bound; or (iv) any judgment, decree or order binding Consultant or the property or assets of Consultant;

I.

Consultant acknowledges and agrees that Client does not intend and will not register the warrants or the shares of common stock issuable upon exercise of the warrants under the Securities Act of 1933, as amended (the “Securities Act”), and that the securities will be “restricted securities” as defined under Rule 144 of the Securities Act;

J.

Consultant is, or at the time any offer and sale of securities is made will be, authorized and licensed under all applicable law (including, without limitation, the Exchange Act of 1934, as amended, and all applicable regulations, rules, rulings and orders made thereunder and the securities legislation, policies, and rules of each other relevant jurisdiction in which any securities are offered and/or sold) to conduct all activities contemplated under this agreement, including by not limited to, providing the services under this Agreement;

V. REPRESENTATION & INDEMNIFICATION BY CLIENT

Client shall be deemed to make a continuing representation of the accuracy of any and all material facts, information and data which it supplies to Consultant and Client acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its investor relation functions. Client hereby agrees to indemnify the Consultant against and to hold the Consultant harmless from any claims, demands, suits, loss or damages arising out of Consultant’s reliance upon the accuracy and continuing of such facts, information and data.

VI. AMENDMENTS

This agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that such modification or amendments are made in writing and signed by both parties.

VII. ASSIGNABILITY

This contract is not assignable by Consultant but shall be assignable by the Client in connection with the sale, transfer or other disposition of its business.

VIII. SEVERABILITY

If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.

IX. NON WAIVER

The failure of either party, at any time, to require specific performance of the other party shall not be construed to be a waiver of such right to require specific performance and in no way shall affect such party’s right subsequently to require full performance hereunder.

X. TERMINATION

This agreement may not be terminated by either party prior to the expiration of the term herein except as upon bankruptcy of either party, material breach by either party, or death of the Consultant. Termination shall not relieve Client of its obligation to pay Consultant any monies/securities due.

IX. MISCELLANEOUS

A. LAW. Any dispute between Consultant and Client involving the interpretation or application of any provision of this contract shall be governed by the laws of the State of New York.

B. NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and sent by certified mail return receipt requested to the principal office of the party to be so notified.

C. COUNTERPART. This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

D. CAPTIONS. The headings and section references in this Consulting Agreement are for convenience or reference only and are not intended to interpret, define or limit the scope, extent or intent of this Consulting Agreement or any provisions thereof.

Client:	Consultant:

Sign:// Dennis Higgs	By: // David Mandy

Print: ________________________

Uranerz Energy Corporation	O&M Partners, LLC.
800 West Pender Street, Suite 1410	708 Third Avenue
Vancouver, British Columbia	New York, NY 10017
Canada V6C 2V6